UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2005

Nash-Finch Company

(Exact name of Registrant as specified in its charter)

Delaware	0-785	41-0431960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 France Avenue South, Minneapolis, Minnesota		55435
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 832-0534

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement

Asset Purchase Agreement

On February 24, 2005, Nash-Finch Company (“Nash Finch”) and Roundy’s, Inc. (“Roundy’s”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) whereby Nash Finch agreed to purchase, with certain exceptions, all of the assets relating to two wholesale food and non-food distribution centers located in Lima, Ohio and Westville, Indiana and the wholesale food and non-food distribution business conducted by Roundy’s out of these distribution centers and an additional leased warehouse, two Pick ‘n Save® grocery stores located in Ironton, Ohio and Van Wert, Ohio and the retail grocery business conducted from these stores, Roundy’s general merchandise and health and beauty care products distribution business involving the customers of the two purchased distribution centers, any inventory at the purchased facilities and all customer contracts related to the purchased facilities.  This purchase is referred to in this report as the acquisition.  Nash Finch has also agreed to offer employment to the full- and part-time employees related to the purchased facilities and to assume certain trade payables, accrued expenses and receivables associated with the assets being acquired, but has not agreed to assume any indebtedness in connection with the acquisition.  The aggregate purchase price for the acquisition is approximately $225 million in cash, subject to certain post-closing adjustments.

Both Nash Finch and Roundy’s have made customary representations, warranties and covenants in the Asset Purchase Agreement.  The closing of the acquisition is subject to customary conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and financing.  Nash Finch intends to finance the acquisition with borrowings under its existing bank facility and a debt or convertible debt financing.  The parties currently expect the acquisition to close in late March or April 2005.

Credit Agreement Amendment

On February 22, 2005, Nash Finch entered into a First Amendment to its Credit Agreement, dated as of November 12, 2004, with the lenders party to that Credit Agreement and Deutsche Bank Trust Company Americas, as Administrative Agent.  Subject to the terms and conditions therein, the First Amendment generally amends the Credit Agreement so as to permit Nash Finch to enter into the Asset Purchase Agreement and to close and finance the acquisition.

Financing Commitment

On February 24, 2005, Nash Finch entered into a commitment letter with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Merrill Lynch Capital Corporation (“MLCC”), Deutsche Bank Securities, Inc. (“DBSI”) and Deutsche Bank AG Cayman Islands Branch (“DB Cayman”) providing for a portion, if necessary, of the funding for the acquisition.  Under the commitment letter, MLCC and DB Cayman have committed to provide, on a several basis, a new second lien credit facility in the aggregate principal amount of $150 million.  Borrowings under the second lien credit facility would be secured by a second priority lien on the collateral that secures borrowings under Nash Finch’s existing senior credit facility and would be guaranteed by Nash Finch’s subsidiaries that currently guarantee Nash Finch’s existing senior credit facility.

The second lien credit facility would mature six months after the maturity date for the existing senior credit facility.  Borrowings under the second lien credit facility would bear interest at a floating rate based on either LIBOR or the Deutsche Bank prime rate.  Nash Finch does not expect to enter into the second lien credit facility unless alternative financing for the acquisition cannot be found.

MLCC’s and DB Cayman’s obligations under the commitment letter to provide the financing described above are subject to the satisfaction of usual and customary conditions precedent for a transaction of this type, including conditions relating to Nash Finch, conditions relating to documentation of the second lien credit facility, consummation of the acquisition, the absence of a material adverse change in or material disruption of conditions in financial markets, and other conditions.  Under the commitment letter, Nash Finch undertakes to indemnify the counter parties thereto against certain liabilities and to reimburse them for certain fees and expenses.

In the ordinary course of their business, DB Cayman, DBSI, MLCC and Merrill Lynch or their respective affiliates have engaged, are engaged and may in the future engage in commercial banking, financial advisory and/or investment banking transactions with Nash Finch and its affiliates.  An affiliate of DB Cayman and DBSI is the administrative agent and a lender under Nash Finch’s existing senior credit facility.  MLCC, an affiliate of Merrill Lynch, is a lender under Nash Finch’s existing senior credit facility.

The Asset Purchase Agreement and the First Amendment are filed with this report as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibits.  The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

2.1

Asset Purchase Agreement between Roundy’s, Inc. and Nash-Finch Company, dated as of February 24, 2005.  Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to this Asset Purchase Agreement have not been filed with this Exhibit 2.1.  The exhibits are comprised of form ancillary agreements and conveyance documents, while the schedules contain information relating to the representations and warranties in the Asset Purchase Agreement.  Nash-Finch Company agrees to furnish supplementally any omitted exhibit or schedule to the SEC upon request.

10.1

First Amendment, dated as of February 22, 2005, among Nash-Finch Company, the Lenders party to that certain Credit Agreement dated as November 12, 2004, and Deutsche Bank Trust Company Americas, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH-FINCH COMPANY

Date: February 28, 2005	By:	/s/ Kathleen E. McDermott
Name:Kathleen E. McDermott
Title: Senior Vice President, General
Counsel and Secretary

NASH-FINCH COMPANY

Exhibit Index to Current Report On Form 8-K

Dated February 22, 2005

Exhibit No.	Description	Method of Filing

2.1	Asset Purchase Agreement between Roundy’s, Inc. and Nash-Finch Company, dated as of February 24, 2005.	Electronically filed herewith (E)

10.1

First Amendment, dated as of February 22, 2005, among Nash-Finch Company, the Lenders party to that certain Credit Agreement dated as November 12, 2004, and Deutsche Bank Trust Company Americas, as Administrative Agent.

E